Exhibit 99.1

VISLINK TECHNOLOGIES, INC. ANNOUNCES $50 MILLION

REGISTERED DIRECT OFFERING PRICED AT-THE-MARKET UNDER NASDAQ RULES

HACKETTSTOWN, NJ, Feb. 04, 2021 /PRNewswire/ — Vislink Technologies, Inc. (NASDAQ: VISL) (“Vislink”, “VISL” or “the Company”), the global technology leader in collection, delivery and management of high quality, live video and associated data, today announced that it has entered into a definitive agreement with institutional investors for the purchase and sale of 18,181,820 shares of its common stock and common stock warrants to purchase up to 9,090,910 shares of common stock at a combined purchase price of $2.75 per share in a registered direct offering. The common stock warrants will be immediately exercisable, have an exercise price of $3.25 per share and will expire five years from the date of issuance. The closing of the offering is expected to occur on or about February 8, 2021, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-238013) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on May 13, 2020. A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Vislink

Vislink is a global technology business specializing in the collection, delivery, and management of high quality, live video and associated data from the scene of the action to the viewing screen. For the broadcast markets, Vislink provides solutions for the collection of live news, sports, and entertainment events. Vislink also furnishes the surveillance and defense markets with real-time video intelligence solutions using a variety of tailored transmission products. The Vislink team also provides professional and technical services utilizing a staff of technology experts with decades of applied knowledge and real-world experience to the areas of terrestrial microwave, satellite, fiber optic, surveillance, and wireless communications systems, to deliver a broad spectrum of customer solutions. Vislink’s shares of Common Stock are publicly traded on the Nasdaq Capital Market under the ticker symbol “VISL.” For more information, visit www.vislink.com.

Safe Harbor Statement

This press release may contain projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the risk that our reduction in operating expenses may impact our ability to meet our business objectives and achieve our revenue targets and may not result in the expected improvement in our profitability, the fact that our future growth depends in part on further penetrating our addressable market and also growing internationally, and we may not be successful in doing so; our dependence on sales of certain products to generate a significant portion of our revenue; the effect of a decrease in the sales or change in sales mix of these products would harm our business; the risks that an economic downturn or economic uncertainty in our key U.S. and international markets may adversely affect demand for our products; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; and other factors detailed in our Annual Report on Form 10-K for the year ended December 31, 2019 and our other subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. The Company disclaims any obligation to update these forward-looking statements.

Investor Relations:
Phil Carlson
KCSA Strategic Communications
Vislink@kcsa.com

Media Contacts:
Anthony Feldman / Jenny Robles
KCSA Strategic Communications
Vislink@kcsa.com